UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2011

SECURITY FEDERAL CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	0-16120	57-0858504
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

238 Richland Avenue West, Aiken, South Carolina		29801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (803) 641-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On October 13, 2011, Security Federal Corporation’s (“Company”) Board of Directors determined to decrease the size of its Board of Directors from ten to nine members in connection with the death of director T. Clifton Weeks.  A copy of the Company’s amended and restated bylaws are attached hereto as Exhibit 3.2.

Similarly, on October 13, 2011, the Company’s wholly owned financial institution subsidiary, Security Federal Bank’s (“Bank”), Board of Directors determined to decrease the size of its Board of Directors from ten to nine members in connection with the death of director T. Clifton Weeks.

Item 8.01 Other Events

It is with deep regret that the Company announces the death of its longtime director T. Clifton Weeks on October 12, 2011.  Mr. Weeks was a founding member of the Company’s wholly owned financial institution subsidiary, Security Federal Bank.  He had been Chairman of the Board of the Company since July 1987 and was Chief Executive Officer from July 1987 until June 1994.  Mr. Weeks served as Chairman of the Board of the Bank from January 1987 until January 2002 and was the Bank’s Chief Executive Officer from 1987 until May 1988.  Prior thereto, he served as President and Managing Officer of the Bank beginning in 1958.  Over the years, Mr. Weeks served on nearly all the Company’s subcommittees, but most recently he served on the Company’s Executive, Compensation and Proxy Committees.

Mr. Weeks’ vision, entrepreneurial spirit and drive contributed to the Company’s success. He was well respected for his highly principled business conduct and his commitment to the success of the communities the Bank serves. Mr. Weeks’ vision is reflected in the corporate culture of the Company and its employees.  He will be missed.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

The following exhibit is being filed herewith and this list shall constitute the exhibit index.

3.2	Amended and Restated Bylaws of Security Federal Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SECURITY FEDERAL CORPORATION

Date: October 17, 2011	By:	/s/Timothy W. Simmons
Timothy W. Simmons
Chief Executive Officer